Exhibit 99.1

For more information contact:
Kevin Eichner or Frank Sanfilippo (314) 725 5500
Melissa Sturges (816) 221 7500 or Ann Marie Mayuga (314) 469 4798

 ENTERPRISE FINANCIAL REPORTS 16% INCREASE IN
SECOND QUARTER NET INCOME

  Year-to-date net income up 11% over same period of ‘06
  Fully diluted EPS up 38% from first quarter 2007, level with same quarter of ‘06
  Loans up 35% from previous year, deposits up 33%

St. Louis, July 17, 2007. Enterprise Financial Services Corp (NASDAQ: EFSC), the parent company of Enterprise Bank & Trust, announced today that second quarter net income rose from $3.9 million reported in the second quarter of 2006 to $4.5 million – an increase of 16%. Earnings per share were $0.36, level with the same period in 2006 and up 38% from first quarter of 2007. Total common shares outstanding at June 30, 2006 were 10,508,000 vs. 12,354,000 at June 30, 2007, as the company issued nearly two million additional shares during the past year related to the acquisitions of NorthStar (July ‘06) and Great American (February ‘07) banks in the Kansas City market.

Commenting on the quarter and year-to-date results, EFSC President and CEO, Kevin C. Eichner, said, “We continue to digest our most recent bank acquisitions. Noninterest expenses are up by 33% from the prior year due primarily to our NorthStar and Great American additions. At the same time, we have had to contend with the contraction in net interest margins which has characterized our industry of late. As indicated in our first quarter earnings release, we had planned earnings per share to be flat for the first half of 2007 compared to 2006, but the margin and expense factors as well as weaker than planned wealth management revenue and lower net loan growth caused us to miss our six-month target by $0.02 per share.”

Continuing, Eichner said, “Excluding Great American, our bankers generated a record $297 million in gross loan fundings in the first six months of 2007, only to see pay-offs offset all but $21 million of that number as competitors offered fixed rate pricing we chose not to meet. Now that the yield curve has finally shifted, we may have reason to expect that such fixed rate refinancing pressures will ease some during the remainder of 2007, again putting our organic loan growth targets more within reach.”

Banking Line of Business

Including Great American, net interest income increased $3.5 million, or 30% in the second quarter of 2007 versus the same quarter in 2006. At quarter end, portfolio loans were up $189 million from year-end and $392 million, or 35%, from one year ago.

Total deposits grew $113 million from December 31, 2006 and $352 million, or 33%, from the same period one year ago. The deposit mix for the second quarter remained favorable as non-interest bearing DDA deposits represented 15% of average deposits and brokered deposits represented just 10% of total deposits. Treasury management pipelines remain strong and we expect our typical seasonal increases in deposits as we move through the second half of the year.

The tax-equivalent net interest rate margin for the second quarter was 3.81%, a decrease of 5 basis points from the first quarter of 2007. Adjusting for the temporary margin impact of our non-performing loans, the rate margin appears to be stabilizing as a result of the Company’s disciplined loan pricing, our ability to manage deposit costs more in line with short term interest rate trends, and the declining impact of maturing certificates of deposit.

Nonperforming loans totaled $12.7 million or 0.84% of total loans versus 0.66% at March 31, 2007. We expect $3.3 million of the nonperforming loans to pay off in the third quarter based on sales activity on two of these loans. Bank management does not expect to incur significant losses on the balance of non-performing loans. Of the total nonperforming loans, $10.2 million relate to four relationships, three of which are residential home builders in St. Louis and Kansas City and one commercial property in Kansas City.

The company’s net charge-offs during the quarter were $232,000 or 0.06% annualized. For the first half of 2007, net charge-offs were $860,000 or 0.13% annualized. For the quarter, the provision for loan losses was $715,000 versus $737,000 in the same quarter of 2006. Higher nonperforming loan levels and slower net loan growth drove the provision levels in the current quarter.

The Company’s allowance for loan losses represented 1.31% of portfolio loans at June 30, 2007, which is consistent with levels at year end 2006 and one year ago.

Increases in Deposit Service Charges and Other Income for the second quarter, versus the same quarter in 2006, are largely related to the acquisitions of NorthStar and Great American along with organic growth in deposit products and related services, including our new International Banking Division. The gain on the sale of a holding company investment represents $268,000 of the increase. Gains on sale of mortgage loans were higher in 2007 due to favorable market conditions for refinancing and the impact of a major expansion of our Kansas City mortgage operations.

Wealth Management Line of Business

For the second quarter of 2007, Wealth Management revenue increased $227,000 or 7% from the same quarter in 2006.

Enterprise Trust revenues grew 8% with pre-tax earnings essentially flat in comparison with the same quarter in 2006. For the six months ended June 30, 2007, pre-tax earnings for Enterprise Trust are up 7% over 2006. Total assets under administration now exceed $1.7 billion, up 13% over the prior year period. The Trust operation has been heavily engaged in re-structuring and re-staffing related to preparation for our new national trust charter, which is expected this year. The unit expects to roll out some new pricing strategies and new service lines later this year in conjunction with the new charter.

After amortization of intangibles, the cost of related debt, and minority interest, Millennium posted pre-tax earnings of $403,000 in the second quarter versus $668,000 in the same quarter of 2006. For the six months ended June 30, 2007, pre-tax earnings were $175,000 versus $961,000 in the same period last year. Although paid premiums were up 12% compared to year-to-date 2006, both revenue growth and margin have been lower. A shift in carrier mix (more business has been placed with certain carriers whose contractual payouts to Millennium are lower), higher payouts from Millennium to its retail level producers, and an increase in operating expenses have been the principal factors affecting the unit’s performance in the first half of this year.

Other Business Results

For the quarter, the Company’s efficiency ratio improved from 67% in the first quarter to 62%. Non-interest expenses were $12.4 million in the second quarter of 2007 versus $9.3 million in the same quarter of 2006, an increase of $3.1 million or 33%. In addition to increased expenses at Millennium, approximately $841,000 of this increase is due to incremental expenses related to the NorthStar acquisition and $825,000 due to incremental expenses related to Great American. The Company also added new talent and infrastructure to support its expansion in International Banking, Wholesale Banking, Wealth Management and Treasury Management. We have been particularly pleased with several new high level bankers recruited to our Kansas City team as we deploy to our broadened platform there.

Summarizing the year to date and the Company’s outlook, Eichner noted, “We have invested in a substantially enhanced operating platform to support future growth which has resulted in a 65% increase in shareholders’ equity, a 35% increase in portfolio loans, a 33% increase in deposits, and an 11% increase in noninterest income in the past twelve months. We remain committed to our position as a growth company in this environment despite the obvious challenges. Achievement of our earnings plan for the year depends on stronger net loan growth, a reduction in nonperforming loans, improvement in our net interest margin and accelerated wealth management revenue growth. Given this team’s historical performance, we have reason to be confident in our ability to execute against these imperatives.”

Enterprise Financial operates commercial banking and wealth management businesses mostly in metropolitan St. Louis and Kansas City, with a primary focus on serving the needs of privately held businesses, their owners and other success-minded individuals.

Please refer to the Consolidated Financial Summary attached for more details.

# # #

Readers should note that in addition to the historical information contained herein, this press release contains forward-looking statements, which are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. Factors that could cause or contribute to such differences include, but are not limited to, burdens imposed by federal and state regulations of banks, credit risk, exposure to local and national economic conditions, risks associated with rapid increase or decrease in prevailing interest rates, effects of mergers and acquisitions, effects of critical accounting policies and judgments, legal and regulatory developments and competition from banks and other financial institutions, as well as other risk factors described in Enterprise Financial’s 2006 Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY
(unaudited)

(In thousands, except per share data)	For the Quarter Ended		For the Six Months Ended
	Jun 30,	Jun 30,	Jun 30,	Jun 30,
INCOME STATEMENTS	2007	2006	2007	2006
Total interest income	$30,946	$21,659	$58,796	$41,088
Total interest expense	15,821	9,517	29,750	17,689
Net interest income	15,125	12,142	29,046	23,399
Provision for loan loss	715	737	1,565	1,537
Net interest income after provision for loan losses	14,410	11,405	27,481	21,862

NONINTEREST INCOME
Wealth Management revenue	3,458	3,231	6,421	6,549
Deposit service charges	804	532	1,463	1,033
Gain on sale of mortgage loans	129	48	195	71
Loss on sale of other real estate	(8)	-	(12)	-
Other income	523	141	736	276
Total noninterest income	4,906	3,952	8,803	7,929

NONINTEREST EXPENSE
Salaries and benefits	7,141	5,843	14,449	11,643
Occupancy	1,025	608	1,903	1,219
Furniture and equipment	370	239	686	490
Other	3,834	2,630	7,193	5,262
Total noninterest expense	12,370	9,320	24,231	18,614

Minority interest in net income of consolidated subsidiary	157	60	-	(393)

Income before income tax	7,103	6,097	12,053	10,784
Income taxes	2,588	2,196	4,380	3,885
Net income	$4,515	$3,901	$7,673	$6,899

Basic earnings per share	$0.37	$0.37	$0.63	$0.66
Diluted earnings per share	$0.36	$0.36	$0.62	$0.64
Return on average assets	1.03%	1.23%	0.92%	1.11%
Return on average equity	11.20%	16.00%	10.14%	14.48%
Efficiency ratio	61.75%	57.91%	64.02%	59.42%
Noninterest expense to average assets	2.83%	2.93%	2.91%	2.99%

YIELDS (fully tax equivalent)
Loans	7.98%	7.65%	7.96%	7.44%
Securities	4.50%	4.00%	4.40%	3.95%
Federal funds sold	5.49%	5.28%	5.47%	4.64%
Yield on earning assets	7.72%	7.29%	7.69%	7.06%
Interest bearing deposits	4.47%	3.71%	4.45%	3.55%
Subordinated debt	7.19%	7.08%	7.20%	6.96%
Borrowed Funds	5.04%	4.85%	5.02%	4.70%
Cost of paying liabilities	4.63%	3.93%	4.59%	3.74%
Net interest spread	3.09%	3.36%	3.10%	3.32%
Net interest rate margin	3.81%	4.11%	3.83%	4.05%

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands)
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
BALANCE SHEETS	2007	2007	2006	2006	2006
ASSETS
Cash and due from banks	$45,081	$41,846	$41,558	$53,113	$48,663
Federal funds sold	2,059	6,992	7,066	6,959	3,034
Interest-bearing deposits	1,021	1,144	1,669	2,614	2,007
Debt and equity investments	111,617	119,056	111,210	114,860	109,449
Loans held for sale	3,840	4,650	2,602	5,268	3,028

Portfolio loans	1,500,512	1,492,460	1,311,723	1,269,391	1,108,906
Less allowance for loan losses	19,703	19,220	16,988	17,805	14,449
Net loans	1,480,809	1,473,240	1,294,735	1,251,586	1,094,457

Premises and equipment, net	22,801	22,777	17,050	15,295	13,941
Other real estate	441	1,064	1,500	1,182	-
Goodwill	54,841	55,284	29,983	29,804	12,004
Core deposit intangible	3,693	3,886	2,153	2,261	-
Other amortizing intangibles	3,180	3,408	3,636	3,864	4,092
Other assets	23,929	23,276	22,425	21,369	15,866
Total assets	$1,753,312	$1,756,623	$1,535,587	$1,508,175	$1,306,541

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest bearing deposits	$215,771	$214,965	$234,849	$222,668	$195,719
Interest bearing deposits	1,212,353	1,231,139	1,080,659	1,059,282	879,995
Total deposits	1,428,124	1,446,104	1,315,508	1,281,950	1,075,714
Subordinated debentures	56,807	56,807	35,054	35,054	30,930
FHLB advances	88,192	75,387	26,995	38,162	88,653
Other borrowings	7,593	12,786	13,757	13,731	4,810
Other liabilities	9,527	6,837	11,279	11,113	7,237
Total liabilities	1,590,243	1,597,921	1,402,593	1,380,010	1,207,344
Shareholders' equity	163,069	158,702	132,994	128,165	99,197
Total liabilities and shareholders' equity	$1,753,312	$1,756,623	$1,535,587	$1,508,175	$1,306,541

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands, except per share data)	For the Quarter Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2007	2007	2006	2006	2006
EARNINGS SUMMARY
Net interest income	$15,125	$13,921	$14,039	$13,839	$12,142
Provision for loan losses	715	850	350	240	737
Wealth Mangement revenue	3,458	2,963	3,791	3,468	3,231
Noninterest income	1,448	934	871	857	721
Noninterest expense	12,370	11,861	11,828	10,952	9,320
Minority interest in net income of consolidated subsidiary	157	(157)	(48)	(434)	60
Income before income tax	7,103	4,950	6,475	6,538	6,097
Net income	4,515	3,158	4,391	4,182	3,901
Diluted earnings per share	$0.36	$0.26	$0.37	$0.35	$0.36
Return on average equity	11.20%	8.92%	13.24%	12.99%	16.00%
Net interest rate margin (fully tax equivalized)	3.81%	3.86%	3.98%	3.99%	4.11%
Efficiency ratio	61.75%	66.57%	63.25%	60.30%	57.91%

MARKET DATA
Book value per share	$13.20	$12.86	$11.52	$11.19	$9.44
Tangible book value per share	$8.20	$8.03	$8.42	$8.05	$7.91
Market value per share	$24.86	$28.00	$32.58	$30.86	$25.45
Period end common shares	12,354	12,340	11,540	11,452	10,508
Average basic common shares	12,346	11,835	11,491	11,397	10,490
Average diluted common shares	12,692	12,198	11,892	11,823	10,876

ASSET QUALITY
Net charge-offs (recoveries)	$232	$628	$1,167	$(46)	$251
Nonperforming loans	$12,661	$9,855	$6,363	$6,214	$893
Nonperforming loans to total loans	0.84%	0.66%	0.49%	0.49%	0.08%
Allowance for loan losses to total loans	1.31%	1.29%	1.30%	1.40%	1.30%
Net charge-offs (recoveries) to average loans (annualized)	0.06%	0.19%	0.37%	(0.01%)	0.09%

CAPITAL
Average equity to average assets	9.22%	8.96%	8.65%	8.49%	7.66%
Tier 1 capital to risk-weighted assets	9.82%	9.50%	9.63%	9.54%	9.87%
Total capital to risk-weighted assets	11.09%	10.85%	10.87%	10.79%	11.11%
Tangible equity to tangible assets	5.99%	5.67%	6.48%	6.26%	6.44%

AVERAGE BALANCES
Portfolio loans	$1,492,573	$1,365,340	$1,265,000	$1,257,394	$1,079,063
Earning assets	1,622,139	1,487,193	1,426,341	1,400,706	1,202,676
Total assets	1,754,297	1,601,266	1,521,640	1,504,253	1,276,878
Deposits	1,426,002	1,327,177	1,301,686	1,262,544	1,044,498
Shareholders' equity	161,663	143,514	131,621	127,685	97,786

LOAN PORTFOLIO
Commercial and industrial	$391,237	$379,147	$352,914	$343,776	$323,109
Commercial real estate	681,735	671,709	576,172	553,486	438,684
Construction real estate	247,722	251,184	196,851	185,743	162,589
Residential real estate	149,182	157,473	150,244	148,369	148,650
Consumer and other	30,636	32,947	35,542	38,017	35,874
Total loan portfolio	$1,500,512	$1,492,460	$1,311,723	$1,269,391	$1,108,906

DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$215,771	$214,965	$234,849	$222,668	$195,719
Interest-bearing transaction accounts	128,808	123,848	111,725	101,262	99,887
Money market and savings accounts	552,678	582,231	556,947	507,407	471,526
Certificates of deposit	530,867	525,060	411,987	450,613	308,582
Total deposit portfolio	$1,428,124	$1,446,104	$1,315,508	$1,281,950	$1,075,714

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (cont.)
(unaudited)

(In thousands)	For the Quarter Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2007	2007	2006	2006	2006
YIELDS (fully tax equivalent)
Loans	7.98%	7.94%	7.95%	7.90%	7.65%
Securities	4.50%	4.31%	4.21%	4.11%	4.00%
Federal funds sold	5.49%	5.51%	5.43%	5.29%	5.28%
Yield on earning assets	7.72%	7.66%	7.57%	7.54%	7.29%
Interest bearing deposits	4.47%	4.42%	4.32%	4.17%	3.71%
Borrowed funds	5.04%	4.99%	4.61%	5.04%	4.85%
Subordinated debt	7.19%	7.21%	7.37%	7.31%	7.08%
Cost of paying liabilities	4.63%	4.55%	4.42%	4.31%	3.93%
Net interest spread	3.09%	3.11%	3.15%	3.23%	3.36%
Net interest rate margin	3.81%	3.86%	3.98%	3.99%	4.11%

WEALTH MANAGEMENT
Trust Assets under management	$1,111,042	$1,047,700	$1,042,146	$996,142	$983,365
Trust Assets under administration	1,742,426	1,659,573	1,634,834	1,567,164	1,536,437